STOCK PURCHASE AGREEMENT


         AGREEMENT, effective as of the 1st day of November, 1997, by and among THE ASHTON TECHNOLOGY GROUP, INC., a Delaware corporation ("Ashton" or "Seller"), GEORGE H. MILLIGAN AND SUSANNE L. CAVADEAS, AS TRUSTEES OF THE TRUST CREATED BY THE COMPUTER SCIENCE INNOVATIONS, INC. LEVERAGED ESOP ("CSI Leveraged ESOP" or "Purchaser"), and COMPUTER SCIENCE INNOVATIONS, INC., a Florida corporation (the "Company").

         WHEREAS, Seller owns two million eight hundred forty-one thousand one hundred forty-four (2,841,144) shares, which sum, as of the date hereof, represents 83.18% of the total outstanding stock of the Company; and

         WHEREAS, pursuant to the terms and conditions hereof, Seller desires to sell and Purchaser desires to acquire all of the outstanding stock of the Company owned by Seller for the consideration set forth hereinafter.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
         warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Purchase and Sale of the Company Stock.

         At the Closing (as defined in Section 4), Seller shall convey, assign, transfer and deliver to Purchaser all of Seller's right, title and interests in and to all of the issued and outstanding shares of stock of the Company owned by Seller as shown in Exhibit "A" (the "Stock"). Such sale shall be effected by the delivery of certificates and/or stock endorsed in blank or to the order of Purchaser. Simultaneously therewith, Purchaser shall deliver to Seller the consideration provided for in paragraph 2 hereof.

2.       Purchase Price.

         In consideration for the Company Stock, Purchaser shall pay to Seller a total purchase price of One Million Seven Hundred Twenty-Three Thousand Dollars ($1,723,000) (Purchase Price"), as follows:

         (A) Purchaser shall pay and shall deliver to the Seller at Closing, by wire transfer to an account specified by Seller in writing, the amount of One Million One Hundred Twenty-Eight Thousand Eight Hundred Seventy-Five Dollars ($1,128,875).

         (B) At the Closing, Purchaser shall execute and deliver a promissory note, ("Promissory Note"), in the amount of Five Hundred Ninety-Four Thousand One Hundred Twenty-Five Dollars ($594,125) in the form attached hereto and incorporated herein as Exhibit "B."

3.       Grant of Security Interest.

(A)      Grant

         To secure the Purchaser's prompt, punctual, and faithful performance of all of the Purchaser's liabilities as set forth in paragraph 2(B) herein, the Purchaser hereby grants to the Seller a continuing security interest in and to, and pledges to the Seller, pursuant to the Stock Pledge Agreement (the "Stock Pledge Agreement") attached and incorporated herein by reference as Exhibit "C", the following (hereinafter the "Collateral"):

               All rights, title and interest in Nine Hundred Seventy-Nine Thousand Six Hundred Ninety-Three (979,693) Shares of common stock of Computer Science Innovations, Inc. Said Collateral pledged to the Seller consists only of the
               number  of  shares  of  Company   Stock   purchased  in
               consideration for the Promissory Note.

         The Collateral shall be held in escrow, pursuant to the terms and conditions of an Escrow Agreement (the "Escrow Agreement"), attached and incorporated herein by reference as Exhibit "D."

(B)      Duration of Security Interest

         Upon each repayment of the principal of the loan, an amount of shares of Company Stock having a value equal to the amount of such repayment shall be released from the lien of the Stock Pledge Agreement and delivered to Purchaser, all as provided therein. Except as aforesaid, the grant of the security interest shall continue in full force and effect until all liabilities of the Promissory Note are paid in full.

(C)      Guarantee

         As additional security to secure the Purchaser's prompt, punctual, and faithful performance herein, the Company agrees to guarantee to the Seller the performance and prompt payment to the Seller, when due, of every obligation that Purchaser is or shall become liable to the Seller for, in connection with this Agreement or the Promissory Note between Seller and Purchaser of even date herewith. The Guarantee (the "Guarantee") shall be in the form attached hereto and incorporated herein as Exhibit "E."

4.       Closing; Effective Date.

         The closing of this transaction ("Closing") shall take place on or before November 1, 1997, at the office of Reinman & Wattwood, P.A., in Melbourne, Florida, or at such other place and time as may be agreed upon by the parties hereto ("Closing Date"). The transfer of the Company Stock and the control of the Company shall be deemed to have taken place Closing (the "Effective Date").

5.       Representations and Warranties of Seller.

         The Seller hereby represents and warrants to Purchaser that as of the date hereof and as of the Effective Date:

(A)      Authorization.

         Seller has all necessary corporate power and authority to enter into this Agreement, the Stock Pledge Agreement,, the Escrow Agreement, the Subordination Agreement and the Indemnification Agreement (the "Indemnification Agreement"), of even date herewith, with the Company (collectively, the "Seller Agreements") and has taken all corporate action necessary to authorize the execution and delivery of each such agreement and to perform its obligations under each such Agreement. This Agreement has been duly executed and delivered by Seller.

(B)      The Stock.

         Seller owns of record and beneficially all of the Company Stock free and clear of all liens, claims or encumbrances, other than the lien of the Company under that certain Stock Pledge Agreement of February 18, 1997 (the "Existing Pledge Agreement") by and between Seiler and the Company, including, without limitation, any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to the Company Stock. Except for the Existing Pledge Agreement, there are no restrictions upon the voting or transfer of any shares of the Company Stock pursuant to agreement or other instrument to which the Seller is a party or by which the Seller is bound. Upon consummation of the transactions contemplated by this Agreement, including the, release of the lien of the Company under the Existing Pledge Agreement as provided in Section 9 hereof, which shall be deemed to occur simultaneously with the sale of the Company Stock hereunder, Seller will sell to Purchaser the Company Stock, free and clear of all liens including the lien of the Company under the Existing Pledge Agreement.

(C)      Enforceability.

         Assuming the due execution and delivery of the Seller Agreements by the other parties thereto, each Seller Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(D)      No Conflict or Violation.

         None of the execution and delivery of this Agreement or any other Seller Agreement nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Seller,
         (b) a breach of, a default under, or a right to accelerate with respect to, any agreement or instrument to which Seller is a party or is subject or by which Seller or its assets are bound, other than the Existing Pledge Agreement, or (c) a violation by Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

(F)      Consents and Approvals.

         No consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by Seller on or prior to the Closing Date in connection with the execution, delivery and performance of or any other Seller Agreement and the consummation of the transactions contemplated hereby or thereby other than the consent of the Company under the Existing Pledge Agreement.

(F)      No Broker or Finder.

         No broker's, finder's or any similar fee shall be incurred by, or on behalf of, Seller in connection with the origin, negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

(G)      Survival.

         All representations and Warranties of Seller shall survive the Closing.

6.       Representations and Warranties of Purchaser.

         The Purchaser hereby represents and warrants to Seller that as of the date hereof and as of the Effective Date:

(A)      Organization.

         Purchaser  is an Employee  Stock  Ownership  Plan within the meaning of
         Section 4975(c)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), and is duty organized and existing and in good standing under the laws of the State of Florida and under all applicable Federal law, rules and regulations, including, but not limited to, the Employee Retirement income Security Act of 1974, and as amended ("ERISA"). Without limiting the foregoing, Purchaser is qualified under Section 401(a) of the Code and tax-exempt under Section 501(a) of the Code and Purchaser complies with all requirements of Section 4975(e)(7) of the Code, including the applicable provisions of Section 409 of the Code.

(B)      Authorization.

         Purchaser has all necessary power and authority to enter into this Agreement, the Promissory Note, the Stock Pledge Agreement, and the Escrow Agreement (collectively, the "Purchaser Agreements"), and has taken all action necessary to authorize the execution and delivery hereof and to perform its obligations hereunder and under each such agreement and instrument. This Agreement has been duly executed and delivered by Purchaser.

(C)      Bank Commitment.

         Purchaser has received an official commitment of SunTrust Bank, Central Florida, NA. ("Lender"), a true, complete and correct copy of which has been provided to Seller, to provide credit for the purchase of the Stock hereunder and for other purposes. Simultaneously with the execution and delivery of this Agreement, Purchaser is entering into that certain Loan Modification Agreement, dated as of November 1, 1997 (together with the agreements, documents and instruments referred to therein, the "Credit Agreement"), with Lender, a true, complete and correct copy of which also has been provided to Seller, setting forth the definitive terms of such credit. Such credit, together with other funds available to Purchaser, will be sufficient to enable Purchaser to purchase the Stock and to perform its other obligations hereunder.

(D)      Enforceability.

         Assuming the due execution and delivery of the Purchaser Agreements by the other parties thereto, each Purchaser Agreement is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(E)      No Conflict or Violation.

         None of the execution and delivery of this Agreement or any other Purchaser Agreement, nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the plan of the Purchaser or its other constituent documents, (b) a breach of, a default under, or a right to accelerate with respect to, any agreement or instrument to which Purchaser is a party or is subject or by which Purchaser or its assets are bound, including without limitation the Credit Agreement, (c) a violation by Purchaser of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

(F)      Compliance with Code.

         The purchase of the Stock by Purchaser complies with Section 4975(d)(13) of the Code and all loans made to Purchaser to finance such said purchase comply with Section 4975(d)(3) of the Code and the regulations issued thereunder.

(G)      Consents and Approvals.

         No consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by Purchaser on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any other Purchaser Agreement and the consummation of the transactions contemplated hereby or thereby.

(H)      Solvency.

         On the Closing Date, after giving effect to the consummation of- t-he transactions contemplated hereunder, including without limitation the issuance by the Company of the Guaranty and the guaranty of the indebtedness of the Purchaser to Seller, (i) the Company will not have, as of such date, an unreasonably small amount of working capital with which to conduct its business, and (ii) the Company, according to Company projections, will be able to pay it debts as they mature. For purposes of this Section H, "debt" means "liability on a claim" and "claim" means (i) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

(I)      Sufficiency of Tax Deductible Contributions.

         The Company has previously provided to Seller a schedule of projected earnings, incorporating projected payroll and proposed ESOP contributions. The tax-deductible contributions set forth in said schedule will be sufficient to enable Purchaser to make all payments of principal of and interest on the Promissory Note and its indebtedness to the Lender as and when the same are due and payable.

(J)      Access to Information; Investment Intent; Restricted Securities.

         Purchaser is a sophisticated investor, has had the opportunity to obtain from Seller and the Company such information regarding Seller, the Company and the Company's business as it has deemed material to the purchase of the Company Stock, and is purchasing the Company Stock for its own account with investment intent and not with a view to or for resale in connection with any distribution thereof. Purchaser will not offer or sell the Company Stock except in compliance, with the Securities Act of 1933, as amended, and any applicable state securities laws, or pursuant to exemptions therefrom.

(K)      No Broker or Finder.

         No broker's, finder's or any similar fee shall be incurred by, or on behalf of, Purchaser in connection with the origin, negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

(L)      Survival.

         All representations and warranties of Purchaser shall survive the Closing.

7.       Representations and Warranties of Company.

         The Company hereby represents and warrants to Seller and Purchaser that as of the date hereof and as of the Effective Date:

(A)      Organization.

         The Company is a corporation duly organized and existing in good standing under the laws of the State of Florida.

(B)      Authorization.

         The Company has all necessary corporate power and authority to enter into this Agreement, the Guarantee, the Escrow Agreement and the Indemnification Agreement (collectively, the "Company Agreements") and has taken all action necessary to authorize the execution and delivery of each such agreement and to perform its obligations hereunder and thereunder. Each Company Agreement has been duly executed and delivered by the Company.

(C)      Capitalization.

         The issued stock of the Company consists solely of 3,538,984 shares of common stock $.01 par value. Of said sum, 1,459,889 shares are Class A, Voting Common, and 2,079,095 shares are Class B, Non-Voting Common. All of the issued shares of are validly issued, fully paid and non-assessable. There are no existing options, warrants, calls, preemptive rights, or commitments of any kind relating to the authorized and unissued stock of the Company.

(D)      Enforceability.

         Assuming the due execution and delivery of the Company Agreements by each of the other parties thereto, each Company Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(E)      No Conflict or Violation.

         None of the execution and delivery of this Agreement or any other of the Company Agreements nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws, (b) a breach of, a default under, or a right to accelerate with respect to, any agreement or instrument to which the Company is a party or is subject or by which Company or its assets are bound, including without limitation, the guaranty of Purchasers indebtedness to Lender (the "Unlimited Continuing Guaranty Agreement") of even date hereof, or
         (c) a violation by the Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

(F)      Consents and Approvals.

         No consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by the Company on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any other Company Agreement and the consummation of the transactions contemplated hereby or thereby, except for the rights of minority shareholders under Florida law, which will be timely complied with by November 10, 1997, or sooner.

(G)      No Broker or Finder.

         No broker's, finder's or any similar fee shall be incurred by, or on behalf of, the Company in connection with the origin, negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

(H)      Survival.

         All representations and warranties of the Company shall survive the Closing.

8.       Covenants of Company.

         Dissenters' Rights. Company agrees to take all actions necessary to provide notice to all Class A, Voting common shares that the Articles of Incorporation have been amended simultaneously herewith as required by Florida Statutes, Chapter 607. Additionally, in the event any holders of Class A, Voting Common shares exercise their dissenter rights ("Dissent Rights"), the Company shall take all actions necessary to pay the dissenting shareholder the fair value of the shares.

9.       Prior Relationship of Ashton to Company.

         Both parties acknowledge and agree that in addition to an existing shareholder, parent-subsidiary relationship, Ashton and Company have previously negotiated and executed a Short-Term Loan Agreement, Promissory Note, Stock Pledge Agreement and Escrow Agreement, effective February 18, 1997 (collectively "Short-Term Loan Documents").

         Ashton agrees to, simultaneously with the Closing, pay Company the sum of Five Hundred Twenty-Eight Thousand Eight Hundred and Seventy-Five Dollars ($528,875) in full satisfaction of its obligations under the terms of said Short-Term Loan Documents.

         Upon receipt of said sum, the Company releases and forever discharges Ashton of its obligations under the terms of the Short-Term Loan Documents, which without any further action by the parties (including the Escrow Agent thereunder) shall be terminated and deemed to be of in further force and effect.

         Additionally, Ashton and Company acknowledge that they are bound by that certain Tax Allocation Agreement ("Tax Agreement"), dated March 27, 1997, attached and incorporated herein by reference as Exhibit "F". Ashton and Company specifically agree that simultaneously with the other transactions hereunder, and without further actions by the parties thereto, the Tax Agreement shall be terminated as of the Effective Date. Notwithstanding the above, Ashton and Company shall comply with and fulfill all of their obligations of the Tax Agreement related to tax matters occurring on or before the Effective Date.

10.      Conditions Precedent to Closing.

          (A) Seller's obligations under Section 1 hereof shall be subject to the fulfillment to Seller's reasonable satisfaction prior to or at the Closing of the following conditions:

              (i) The following transactions shall have been consummated and deliveries shall have been made, in each case in a manner reasonably satisfactory to Seller:

         (a)  Purchaser  shall have paid to Seller the amount  specified in
         Section 2.

         (b) Purchaser shall have duly made and delivered to Seller the Promissory Note.

         (c) Purchaser shall have duly executed and delivered to this Agreement, the Escrow Agreement, and the Pledge. Agreement and shall have delivered to the Escrow Agent ("Escrow Agent") the Pledged Shares (as defined in the Pledge Agreement) together with duly executed stock powers.

         (d) The Company shall have duly executed and delivered to Seller this Agreement, the Escrow Agreement and the Guarantee and shall have
         returned  to  Seller  the  Existing   Promissory   Note,   marked  and
         acknowledged by the Company to have been "paid in full."

         (e) Seller shall have received a certificate of an authorized officer of each of Purchaser and the Company, dated the Closing Date, certifying that the conditions specified in this Section 10(A) have been fulfilled.

              (ii) Seller shall have received an opinion reasonably satisfactory to Seller, dated the Closing Date, from counsel to the Purchaser and the Company, covering the sale of the Company Stock, and such other matters thereto and hereto as Seller shall reasonably require and otherwise in form and substance (including any limitations and qualifications) reasonably satisfactory to Seller and its counsel.

              (iii) All proceedings and documents in connection with or incidental to the sale of the company Stock shall be reasonably satisfactory to Seller and Seller's counsel, and Seller and Seller's counsel shall have received all such counterpart originals or copies of such documents as it or they may reasonably request.

              (iv) The representations and warranties made by each of Purchaser and the Company herein and in the Pledge Agreement and the Guaranty Agreement shall be correct in all material respects at and as of the time of the Closing.

              (v) Each of Purchaser and the Company shall have, performed all of the agreements and complied with all conditions contained herein and in the Pledge Agreement and the Guaranty Agreement, in each case required Eo be performed or complied with by it prior to or at the Closing, and at the time of the closing no default under any of the foregoing shall exist.

         (B) Purchaser's obligations under Section 2 hereof shall be subject to the fulfillment to Purchaser's reasonable satisfaction prior to or at the Closing of the following conditions:

               (i) The following transactions shall have been consummated and deliveries shall have been made, in each case in a manner reasonably satisfactory to Purchaser:

         (a) Seller, in its role as majority shareholder of Company, shall have taken all action reasonably proposed or requested by the Company, to convert all of Company's Class B, Non-Voting Shares into Class A, Voting Common Shares, on a one basis.

         (b) Seller shall have duly delivered to Purchaser the Company Stock together with duly executed stock powers.

          (c) Seller shall have duly executed and delivered to Purchaser this Agreement and the Pledge Agreement.

          (d)  Seller  shall  have paid to the  Company  the amount set forth in
          Section 9 hereof.

         (e) Purchaser shall have received a certificate of an authorized officer of Seller, dated the Closing Date, certifying that the conditions specified in this Section 10(B) have been fulfilled.

               (ii) All proceedings and documents in connection with or incidental to the sale of the Company Stock shall be reasonably satisfactory to Purchaser and Purchaser's counsel, and Seller and Seller's counsel shall have received all such counterpart originals or copies of such documents as it or they may reasonably request.

               (iii) The representations and warranties made by Seller herein shall be correct in all material respects at and as of the time of the Closing.

               (iv) Seller shall have performed all of the agreements and complied with all conditions contained herein, in each case required to be performed or complied with by it prior to or at the Closing.

11.      Cross Indemnification.

(A)      Indemnification by Purchaser.

         Provided the sale of the Company Stock hereunder is consummated, Purchaser shah defend, indemnify and hold harmless Seller and its officers and directors from and against all losses, claims, demands, causes of action, suits, deficiencies, judgments, debts, liabilities, damages and expenses (including reasonable attorneys' fees) resulting from any misrepresentations, breaches of warranty or nonfulfillment of any condition or obligation on the part of Purchaser under this Agreement.

(B)      Indemnification by Seller.

         Provided the sale of the Company Stock hereunder is consummated, Seller agrees to defend, indemnify and hold harmless Purchaser and the Company and the officers and directors of each of them from and against all losses, claims, demands, causes of actions, deficiencies, suits, judgments, debts, liabilities, damages and expenses (including reasonable attorneys' fees) resulting from any misrepresentations, breaches of warranty or nonfulfillment of any condition or obligation on the part of Seller under this Agreement.

(C)      Indemnification by the Company.

         Provided the sale of the Company Stock hereunder is consummated, the Company agrees to defend, indemnify and hold harmless Purchaser and Seller and the officers and directors of each of them from and against all losses, claims, demands, causes of action, deficiencies, suits, judgments, debts, liabilities, damages and expenses (including reasonable attorneys' fees) ruling from any misrepresentations, breaches of warranty or nonfulfillment of any condition or obligation on the part of the Company under this Agreement.

12.      Miscellaneous.

(A)      Expenses.

         Purchaser, Seller and Company shall each pay their own expenses incidental to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereunder, whether or not such transactions are consummated.

(B)      Exhibits and Schedules; Entire Agreement.

         All Exhibits and Schedules hereto are incorporated herein by reference and made a part hereof. This Agreement constitutes the entire agreement concerning the subject matter hereof. No modification or waiver hereof shall be binding upon any party unless in writing and signed by or an behalf of the party against which the modification or waiver is asserted.

(C)      Notices.

         Any notice hereunder shall be deemed to be duly given if sent by prepaid first class registered mail to:

         (i)      Purchaser at:

                  George H. Milligan and Susanne L. Cavadeas, as Trustee of the Trust Created by the Computer Science Innovations, Inc.
                  Leveraged ESOP
                  1235 Evans Road
                  Melbourne, Florida 32904-2314

                  Copy to:

                  Reinman & Wattwood, P.A.
                  Attention:  James L. Reinman, Esquire
                              Victor S. Kostro, Esquire
                  1825 S. Riverview Drive
                  Melbourne, Florida 32901

         (ii)     Seller at:

                  Ashton Technology Group, Inc.
                  Fredric W. Rittereiser, President and CEO
                  1900 Market Street, Suite 701
                  Philadelphia, Pennsylvania 19103

                  Copy to:

                  Cadwalader, Wickersham & Taft
                  Attention:  Harvey Spear, Esq.
                  100 Maiden Lane
                  New York, New York 10038A

or to such place as any party  wishing to change  its  address  may from time to time designate in writing.

(D)      Governing Law.

         This Agreement shall be construed under and governed by the laws of the State of Florida.

(E)      Successors and Assigns; Other Parties.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal representatives. Except as specifically provided elsewhere herein, nothing herein shall entitle any person other than the parties hereto and their respective successors, assigns, heirs and personal representatives, to any claim, cause of action, remedy or right of any kind.

(F)      Further Assurances.

         At any time from time to time after the Closing, the parties shall execute and deliver such other instruments and take such other action as may be reasonably required to accomplish the transactions contemplated by this Agreement.

(G)      Resignations.

         At the Closing, the Company shall receive the resignations of all its directors effective as of the Closing.

(H)      Counterparts.

         This Agreement may be executed in two or more counterparts, any or all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.



         Attest:               THE ASHTON TECHNOLOGY GROUP, INC.


 /s/ John A. Blohm             By:   /s/ Fredric W. Rittereiser
     John A. Blohm   (Name)              Fredric W. Rittereiser  (Name)
     Secretary      (Title)                 President          (Title)


                              GEORGE  H.  MILLIGAN  AND  SUSANNE  L.  CAVADEAS,
                              AS TRUSTEES  OF  THE  TRUST   CREATED  BY  THE
                              COMPUTER SCIENCE INNOVATIONS, INC., LEVERAGED ESOP


                              By:              /s/
                                    George H. Milligan, as Trustee


                              By:              /s/
                                    Susanne L. Cavadeas, as Trustee

                                       "CSI Leveraged ESOP" or "Purchaser"


 Attest:                     COMPUTER SCIENCE INNOVATIONS, INC.

   /s/
           (Name)             By:              /s/
           (Title)               George H. Milligan, President
    (SEAL)
                                       "Company"